Exhibit 10.9

THIS 7.5% CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES SKY LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

AVRA MEDICAL ROBOTICS, INC.

7.5% CONVERTIBLE PROMISSORY NOTE DUE JUNE 30, 2017

NOTE A-_

$______________	Original Issue Date: _________ __, 2016

FOR VALUE RECEIVED, the undersigned, AVRA MEDICAL ROBOTICS, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of ____________________________________ (the “Holder”), the principal amount of ________________________________ and NO/100 DOLLARS ($_______), together with accrued and unpaid interest thereon as described herein.

1.             Definitions. In addition to the capitalized terms defined elsewhere in this Note, the following capitalized terms shall have the following meanings:

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks in Miami, Florida are authorized to be closed for business.

“Conversion Date” means the date a Conversion Notice is delivered to the Company.

“Conversion Notice” means a written notice in the form attached as Exhibit A hereto.

“Conversion Price” means (a) $0.50 in the event of a voluntary conversion on or before an optional prepayment or the Maturity Date; or (b) the lower of (i) $0.50 or (ii) a 20% discount to the effective per Share offering price, in the event of a mandatory conversion upon consummation of a Qualified Financing.

“Default Rate” means a rate of twelve percent (12%) per annum, or such lesser rate equal to the highest rate permitted by applicable law. Interest will accrue on this Note from and including its original issuance date on the basis of a 360-day year consisting of twelve 30 day months.

“Maturity Date” means June 30, 2017, or such earlier date on which this Note becomes due and payable in accordance with its terms.

“Note” means this 7.5% Convertible Promissory Note due June 30, 2017.

“Original Issuance Date” means the date indicated as such on the first page of this Note.

“Person” means any individual or entity.

“Qualified Financing” means a new issuance of the Company’s equity securities in a private or public financing in which the Company receives at least $500,000 in gross proceeds.

“Shares” means shares of the Company’s common stock.

2.             Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of seven and one-half percent (7.5%) per annum. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid.

3.             Payment of Principal and Interest; Mandatory and Optional Prepayment.

(a)          Subject to earlier payment or conversion as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on the Maturity Date. Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 6 below or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

(b)          This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future and shall rank equally with up to an aggregate of $500,000 in principal amount of Notes which may be issued by the Company, all of which Notes shall rank pari passu as among themselves.

(c)          This Note and unpaid accrued interest thereon shall be mandatorily prepaid by the Company upon consummation of a Qualified Financing, provided the Company shall give the Holder at least fifteen (15) Business Days notice of the anticipated closing date of the Qualified Financing and the Conversion Price calculated as provided in this Note, in which case this Note shall be converted into Shares as set forth in Section 4 upon the date of such prepayment (a “Mandatory Prepayment Date”).

(d)          This Note and unpaid accrued interest thereon may be prepaid by the Company, in whole, but not in part, at any time prior to the Maturity Date, without premium or penalty, provided the Company shall give the Holder at least fifteen (15) Business Days notice of its intention to make such prepayment and the Conversion Price calculated as provided in this Note, in which case the Holder may exercise the conversion rights set forth in Section 4 at any time prior to the date of such prepayment (an “Optional Prepayment Date”).

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4.             Conversion into Shares; Mechanics of Conversion.

(a)          At any time prior to (ii) the Maturity Date; or (iii) an Optional Repayment Date, the principal amount and all unpaid accrued interest of this Note may, at the option of the Holder, be converted into Shares. Upon the occurrence of a Mandatory Repayment Date, the principal amount and all unpaid accrued interest of this Note shall be mandatorily converted into Shares. The number of Shares issuable upon any conversion pursuant to this Section 4(a) shall equal the principal amount of this Note and all unpaid accrued interest thereon, divided by the Conversion Price then in effect. The Holder shall effect conversions under this Section 4(a) by delivering to the Company a Conversion Notice accompanied by the original Note.

(b)          Upon conversion of this Note, the Company shall, as soon as practicable, shall issue and deliver to the Holder a certificate evidencing the Shares in the Holder’s name, with such restrictive legends as deemed necessary by the Company. The Holder shall be deemed to have become the holder of record of the Shares as of the Conversion Date.

5.             Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 5.

(a)          Recapitalizations. If the Company, at any time while this Note is outstanding, effects a recapitalization or similar transaction with regard to its Shares, the Conversion Price and number of Shares issuable upon conversion of this Note shall be adjusted proportionately.

(b)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 5, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(c)          No Impairment. The Company shall not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

6.          Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be delivered by a recognized overnight courier service, otherwise by hand or mailed by certified mail, return receipt requested, postage prepaid, to such party’s address as set forth below:

if to the Company:	1600 SE 15th Street #512

Fort Lauderdale, Florida 33316

Attn: President

if to the Holder:

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or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 6 shall be effective (a) if sent by a nationally recognized overnight delivery service, one (1) Business Day after having been dispatched; (b) if sent by messenger, upon delivery; or (c) if mailed, five (5) Business Days after mailing.

7.             Default and Remedies.

(a)          An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i)          If the Company shall fail to make within ten (10) Business Days when due, the payment of the principal amount or accrued interest as required by this Note, whether at the Maturity Date, a Mandatory Prepayment Date, an Optional Prepayment Date or by acceleration or otherwise;

(ii)         The Company shall fail to observe or perform any covenant or agreement contained in this Note which failure is not cured, if possible to cure, within twenty (20) Business Days after notice to the Company of such default sent by the Holder or by any other Holder; or

(iii)        The commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company or other similar law of any jurisdiction, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement.

(b)          Upon and during the continuation of an Event of Default, the Holder may, in addition to the conversion rights granted hereunder, declare the outstanding principal amount, and all accrued and unpaid interest on the principal amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

8.             Covenants of Company.

(a)          The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

(i)          promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

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(ii)         do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

(iii)        at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

(iv)        keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

(v)         at all times, keep true and correct books, records and accounts.

9.             Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

10.           Miscellaneous.

(a)          Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b)          Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c)          This Note shall in all respects be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of law principles of any jurisdiction to the contrary.

(d)          The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

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(e)          The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(f)          This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

(g)          Each of the Company and the Holder hereby: (i) irrevocably submits to the jurisdiction of the Federal and state courts located in Miami-Dade County, Florida for the purposes of any suit, action or proceeding arising out of or relating to this Note; and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(h)          In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(i)          No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j)          It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

THE COMPANY:

AVRA MEDICAL ROBOTICS, INC.

By:
Name:
Title:

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the principal amount and accrued by unpaid interest on the 7.5% Convertible Promissory Note due June 30,, 2017 to which this Conversion Notice is attached (the “Note”) into Shares (“Shares”), of Avra Medical Robotics, Inc., a Florida corporation (the “Company”), according to the conditions hereof, as of the Conversion Date set forth below.

Conversion Date

Principal Amount of Note

Accrued but Unpaid Interest on Note

Conversion Price

Number of Shares to be Issued

Name of the Holder

By:
Name:
Title:

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